NEITHER THIS NOTE NOR THE SECURITIES THAT MAY BE ISSUED BY THE BORROWER UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (i) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (ii) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (iii) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

CONVERTIBLE NOTE

Brooklyn, New York

_____ , 2007 (the "Issuance Date")	$ _____________

FOR VALUE RECEIVED, Future Now, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of or registered assigns (the "Holder") the principal amount of ___________ and No/100 Dollars on __, 2010 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of Ten and ½ percent (10.5%) per annum from the Issuance Date in accordance with the terms hereof or otherwise. The principal balance of this Note shall be payable pursuant to Paragraph 1. Interest on this Note shall accrue and be payable pursuant to Paragraph 1. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Subscription Agreement, dated between the Company and the Holder (the "Subscription Document"), pursuant to which this convertible note (the "Note") was originally issued. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note and the Other Notes (as hereinafter defined) issued by the Company on the Issuance Date pursuant to Subscription Documents executed by the Company and purchasers of the Other Notes (collectively, the "Subscription Documents") are collectively referred to in this Note as the "Notes."

1. Payments of Principal and Interest.

(a)  Payment of Principal. The principal balance of this Note shall be paid to the Holder hereof on the Maturity Date. The Company shall not prematurely pay or prepay any outstanding principal balance to the Holder.

(b)  Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at a rate of Ten and ½ percent (10.5%) per annum commencing on the Issuance Date. Interest shall be computed on the basis of a 365-day year and actual days elapsed. Interest shall be due and payable semi-annually (“Payment Date”), in arrears, with first payment due six months from Issuance date. Payment will be made to the Holder within thirty days following a Payment Date

(c)  Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the date thereof until the same is paid ("Default Interest") and the Holder, at the Holder's sole discretion, may include any accrued but unpaid Default Interest in the Conversion Amount.

 (d) General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by check to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

2. Conversion of Note. At any time prior to the Maturity Date, this Note shall be convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), on the terms and conditions set forth in this Paragraph 2.

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(a)  Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(1)  "Conversion Amount" means the sum of (A) the principal amount of this Note to be converted with respect to which this determination is being made, (B) accrued and unpaid interest, if so included at the Holder's sole discretion, and (C) Default Interest, if any, on unpaid interest and principal, if so included at the Holder's sole discretion.

(2)  "Conversion Price" means the lower of (i) the price per share issued in a Qualified Financing or Acquisition, both as defined below, at a 20% discount, or (ii) $3.25.

(3)  “Other Notes" means the convertible notes, other than this Note, issued by the Company pursuant to Subscription Documents.

(4)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Holder's Conversion Right. Unless otherwise converted, the Notes shall be redeemed at the earlier of either (i) three years from the Issuance Date, or; (ii) the date upon which the Company completes the sale of Common Stock (or like security, including convertible debt instruments) for aggregate proceeds of at least Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) (the “Qualified Financing”), or; (iii) the closing of a material acquisition of the Company, and Change of Control, as defined, whether by merger, recapitalization, sale of assets or other similar material transaction (an “Acquisition”). Change of Control shall mean the sale and/or transfer of in excess of 50% of then outstanding voting stock of the Company in a transaction, Acquisition or Qualified Financing.

At the Note holder’s option, all, or a portion of the principal, accrued interest, and if applicable Default Interest on the Notes may be converted into shares of the Company’s Common Stock along with a Qualified Financing or Acquisition at the Conversion Price noted above or at any point through the delivery of the Conversion Notice provided under Exhibit I.

The Holder shall be required to request conversions in increments of $1,000 or more. The Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Note Redemption Feature. This Note also contains an automatic principal Redemption Feature which requires the Company to escrow three and one-half percent (3.5%) of its gross revenues in a separate bank account (“Redemption Funds”) and redeem this Note on a semi-annual basis (“Measurement Period”) until such time that the total principal has been repaid. The first payment due under this Redemption Feature will be for the measurement period of April 1, 2007 through March 31, 2008. The initial payment will be payable pro-rata to the Holders on or before May 1, 2008 and be paid out prorata to Holders of record on a basis of the percentage of a Holder’s individual Note balance to the total outstanding Notes. Thereafter, the Redemption Funds will be distributed pro-rata among the holders of the Notes within thirty (30) business days after the end of each semi-annual Measurement Period. Until such a time that the Principal, Interest and, if applicable, Default Interest due under the Notes is fully repaid, the total Redemption Funds will be paid out for each Measurement Period, irrespective of the aggregate amount of Notes issue under the Subscription Documents.

(d) Conversion Amount of this Note pursuant to Paragraph 2.(b) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount

Conversion Price

The number of shares into which the Notes are convertible will equal the quotient of the converted principal and interest divided by the lower of (i) the price per share issued in a Qualified Financing or Acquisition at a twenty percent (20%) discount, or (ii) $3.25 (item (i) or (ii), the “Conversion Price”).

(e) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(1)  Holder's Delivery Requirements. To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Holder (the "Conversion Date"), the Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company; and (B) surrender to a common carrier for delivery to the Company as soon as practicable following the date of the Conversion Notice original of the Note being converted.

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(2)  Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in no event later than five (5) Business Days after receipt of such Conversion Notice, send, via facsimile and overnight courier, a confirmation of receipt of such Conversion Notice (the "Conversion Confirmation") to such Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein. Within fifteen (15) Business Days after the date of the Conversion Confirmation, the Company shall issue and surrender to a common carrier for delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled. If less than the full principal amount of this Note is submitted for conversion, then the Company shall within fifteen (15) Business Days after receipt of the Note and at its own expense, issue and deliver to the Holder a new Note for the outstanding principal amount not so converted; provided that such new Note shall be substantially in the same form as this Note.

(3)  Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(f)   Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Notes.

(g)  Adjustments to Conversion Price. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

3. Other Rights of Holders.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) Organic Change or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of a majority of the Notes then outstanding) to deliver to each Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and reasonably satisfactory to the Holders of a majority of the Conversion Amount of the Notes then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Conversion Amount of the Notes then outstanding) to ensure that each of the Holders will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Note, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Note).

4.  Out of State Execution. The Company and the Holder hereby acknowledge that this Note maybe executed by the Company outside the State of New York and delivered to Holder outside the State of New York. Further, the Holder acknowledges that the Holder may take possession and custody of the Note outside the State of New York.

5.  Reservation of Shares. The Company shall at all times, so long as any principal amount of the Notes is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of Common Stock as shall at all times be sufficient to effect the conversion of all of the principal amount of the Notes then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred ten percent (110%) of the number of shares of Common Stock for which the principal amount of the Notes are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Notes based on the principal amount of the Notes held by each Holder at the time of issuance of the Notes or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Notes, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining Holders, pro rata based on the principal amount of the Notes then held by such Holders.

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6.  Voting Rights. Holders shall have no voting rights, except as required by law, including but not limited to the New York Business Corporation Act and as expressly provided in this Note.

7.  Reissuance of Note. In the event of a conversion or redemption pursuant to this Note of less than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed and which is in substantially the same form as this Note.

8.  Defaults and Remedies.

(a) Events of Default. An "Event of Default" is: (i) default for thirty (30) days in payment of interest or Default Interest on this Note; (ii) default in payment of the principal amount of this Note when due; (iii) failure by the Company for thirty (30) days after notice to it to comply with any other material provision of this Note; (iv) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (I) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for thirty (30) days. The Term "Bankruptcy Law" means Title I 1 , U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b) Remedies. If an Event of Default occurs and is continuing, the Holder of this Note may declare all of this Note, including any interest and Default Interest and other amounts due, to be due and payable immediately.

9.  Vote to Change the Terms of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and holders of a majority of the aggregate Conversion Amount of the Notes then outstanding.

10.  Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Notes, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

11.  Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

12.  Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

13.  Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

14.  Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Kings County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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15.  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to each Holder of Notes that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

16.  Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

17.  Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

18.  Registration Rights. The Holder shall have such registration rights with respect to the number of shares of Common Stock issuable upon exercise of the Conversion of the Note (the "Registrable Securities") as is set forth in the Registration Rights Agreement among the Company and the Holder.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by Jeffrey Eisenberg, its Chief Executive Officer, on and as of the Issuance Date.

Future Now, Inc.

Jeffrey Eisenberg, CEO

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EXHIBIT I: CONVERSION NOTICE

Reference is made to the Convertible Note issued by Future Now Inc. (the "Note"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert a portion or all of the principal balance of the Note, indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, by tendering the Note specified below as of the date specified below.

Date of Conversion:
Aggregate Principal Amount to be converted:
No(s). of Note to be converted:

Please confirm the following information:

Conversion Amount:
Conversion Price:
Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the name of the Holder of the Note and to the following address:

Telephone Number: Facsimile Number:

Authorization:

By:
Title:

Dated:

Please issue a new Note(s) for the outstanding principal balance in the name of the Holder and to the following address:

Outstanding Principal Balance:
Telephone No.: Facsimile No.: Authorization:

By:
Title:

Dated:

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WARRANT AGREEMENT

WARRANT AGREEMENT (the "Convertible Note Warrant Agreement"), dated as of this _ day of ____, 2007 (the "Effective Date"), by and among Future Now, Inc., a Delaware corporation (the "Company"), and the investors signatory hereto (collectively, the “Warrant holders" and each, a "Warrant holder").

Each of the Warrant holders have executed a Subscription Agreement (each, a "Convertible Note") for the purchase of Convertible Note Units (as defined therein) consisting of a convertible note (the "Convertible Note") and warrants to purchase shares of the Company common stock, par value $.001 (the "Common Stock"). This Convertible Note Warrant Agreement is being executed in connection with the purchase of the Convertible Note Units.

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Subscription Agreement. In addition, certain capitalized terms used herein are defined in Paragraph 13.

In consideration of the parties mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Issuance of Warrant.

(a)  The Company hereby issues and grants to each Warrant holder warrants (a "Convertible Note Warrant") to purchase shares of Common Stock in an amount equal to the product obtained by multiplying (x) the Principal Amount (as such term is defined in the certain Convertible Note executed as of an even date herewith) of the Convertible Note by thirty-two percent (32%). The Common Stock issuable upon exercise of the Convertible Note Warrants being collectively referred to herein as the "Warrant Shares." Each Convertible Note Warrant shall entitle the holder thereof, subject to the satisfaction of the conditions to exercise set forth in Paragraph 7 of this Convertible Note Warrant Agreement, to purchase, on or prior to 5:00 p.m., New York City time, on ___, 20__, (the "Warrant Expiration Date") that number of Warrant Shares equal to the quotient obtained by multiplying one (1) by the number of Convertible Note Warrants granted pursuant hereto. If not sooner expired pursuant to the terms hereof, the Convertible Note Warrants, and any and all rights of exercise thereof, shall expire on the Warrant Expiration Date, The Warrant Shares issuable under this Convertible Note Warrant Agreement and the Exercise Price are subject to adjustment pursuant to Paragraph 8 of this Convertible Note Warrant Agreement.

(b)  Subject to the adjustments contained in Paragraph 8, the "Exercise Price" per Warrant Share shall be seventy-five cents ($0.75).

2.  Form of Warrant Certificates. Within twenty one (21) business days after the Closing (as defined in the Convertible Note), with respect to each respective Warrant holder, the Company shall cause to be executed and delivered to such Warrant holder one or more certificates evidencing the Convertible Note Warrants (the "Warrant Certificates") to which such Warrant holder is entitled. Each Warrant Certificate delivered hereunder shall be substantially in the form set forth in Exhibit 1 attached hereto and may have such letters, numbers or other identification marks and legends, summaries or endorsements printed thereon as the Company may deem appropriate (provided same are not inconsistent with the terms of this Convertible Note Warrant Agreement) or as may be required by applicable law, rule or regulation. Each Warrant Certificate shall be dated as of the Effective Date (first defined above).

3. Execution of Warrant Certificates.

(a)  Each Warrant Certificate delivered hereunder shall be signed on behalf of the Company by one (1) officer of the Company. Each such signature may be in the form of a facsimile thereof and may be imprinted or otherwise reproduced on the Warrant Certificates.

(b)  If any officer of the Company who signed any Warrant Certificate ceases to be an officer of the Company before the Warrant Certificate so signed shall have been delivered by the Company, such Warrant Certificate nevertheless may be delivered as though such person had not ceased to be an officer of the Company.

4.  Registration. Warrant Certificates shall be issued in registered form only. The Company will keep or cause to be kept books for registration of ownership and transfer of each Warrant Certificate issued pursuant to this Convertible Note Warrant Agreement. Each Warrant Certificate issued pursuant to this Convertible Note Warrant Agreement shall be numbered by the Company and shall be registered by the Company in the name of the holder thereof (initially, the Warrant holder). The Company may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

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5. Transfers and Exchanges.

(a)  Transfers. Subject to the provisions of this Paragraph 5, the Convertible Note Warrants are transferable, in whole or in part, upon surrender of the Warrant Certificates evidencing such Convertible Note Warrants at the office of the Company, together with a written assignment in the form of the assignment appearing at the end of the form of Warrant Certificate attached hereto as Exhibit 1, duly executed by the registered holder thereof or its agent or attorney. Upon such surrender, the Company shall, subject to this Paragraph 5, register or cause the registration of the transfer upon the books maintained by or on behalf of the Company for such purpose. If the Convertible Note Warrants evidenced by any Warrant Certificate are to be transferred in whole, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees in the denominations specified in the instrument of assignment. If the Convertible Note Warrants evidenced by any Warrant Certificate are to be transferred in part, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates to and in the name of the assignee or assignees in the denominations specified in the instrument of assignment and a new Warrant Certificate to and in the name of the assigning holder in an amount equal to the number of Convertible Note Warrants evidenced by the surrendered Warrant Certificate that were not transferred.

(b)  Restrictions on Transfer. Unless otherwise consented to by the Company, no Warrant may be sold, pledged, hypothecated, assigned, conveyed, transferred or otherwise disposed of (each, a "transfer") unless (i) the transfer complies with all applicable securities laws and the provisions of this Convertible Note Warrant Agreement and (ii) the transferee agrees in writing to be bound by the terms of this Convertible Note Warrant Agreement.

(c)  Exchanges. Convertible Unit Warrant Certificate may be exchanged, at the option of the holder thereof, upon surrender of such Warrant Certificate at the office of the Company, for one or more other Warrant Certificates of like tenor and representing in the aggregate the same number of Convertible Note Warrants as was represented by the surrendered Warrant Certificate.

(c)  Cancellation. Warrant Certificates surrendered for transfer or exchange shall be canceled by the Company.

6.  Mutilated or Missing Warrant Certificates. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue, upon surrender and cancellation of any mutilated Warrant Certificate, or in lieu of and substitution for any lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equal number of Convertible Note Warrants. In the case of a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate shall be issued by the Company only upon the Company's receipt of reasonably satisfactory evidence of such loss, theft or destruction and, if requested, an indemnity or bond reasonably satisfactory to the Company.

7.  Exercise of Convertible Note Warrants.

(a)  Exercise. Subject to the terms and conditions set forth in this Paragraph 7, at any time and from time to time prior to the Warrant Expiration Date the Convertible Note Warrants may be exercised for that number of Warrant Shares as may be determined appropriate by the Warrant holder. Should a Warrant holder fail to exercise this Convertible Note Warrant in full prior to the Warrant Expiration Date, then the entitlement of such Warrant holder to the Warrant Shares shall be automatically cancelled and void. In order to exercise the Convertible Note Warrants, a Warrant holder shall deliver to the Company the following: (i) a written notice, in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached hereto, indicating the election of such Warrant holder to exercise the Convertible Note Warrants for all or such portion of the Warrant Shares as identified by the Warrant holder therein; (ii) the Warrant Certificate or Warrant Certificates evidencing the Convertible Note Warrants being exercised; and (iii) payment of the aggregate Exercise Price.

(b)  Payment of Exercise Price. Payment of the Exercise Price with respect to that portion of the Convertible Note Warrants being exercised hereunder shall be made by the payment by the Warrant holder to the Company, in cash, by cashier's check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being acquired by the exercise of the Convertible Note Warrants.

(c) Payment of Taxes. The Company shall be responsible for paying any and all issue, documentary, stamp or other taxes that may be payable in respect of any issuance or delivery of Warrant Shares on exercise of the Convertible Note Warrants, except in the case where any Warrant Shares shall be registered in a name or names other than the name of the holder of a Convertible Note Warrant. In the event that Warrant Shares shall be registered in a name or names other than the name of the holder of a Convertible Note Warrant, funds sufficient to pay all transfer taxes, if any, which shall be payable upon the execution and delivery of such Warrant Shares shall be paid by the holder thereof to the Company at the time a Warrant holder delivers such Convertible Note Warrants to the Company for exercise.

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(d) Delivery of Warrant Shares. Upon receipt of the items referred to in Paragraph 7. (a), the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute and deliver or cause to be executed and delivered, to or upon the written order of the Warrant holder exercising the Convertible Note Warrants, and in the name of such Warrant holder or such designee of such Warrant holder, a share certificate or share certificates representing the number of Warrant Shares to be issued on exercise of the Convertible Note Warrants and enter full details of such issuance in the stock register of the Company in order to confer upon the Warrant holder or the designee of such Warrant holder legal title thereto. The share certificate or share certificates issued to such Warrant holder or its designee shall bear any restrictive legend required under applicable law, rule or regulation. The share certificate or share certificates so delivered (and the entry in the stock register) shall be registered or made, as the case may be, in the name of such Warrant holder or such other name as shall be designated in said notice. A Convertible Note Warrant shall be deemed to have been exercised and such share certificate or share certificates shall be deemed to have been issued, and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the aggregate Exercise Price and the Warrant Certificate or Warrant Certificates evidencing the Convertible Note Warrants to be exercised, is received by the Company as aforesaid and the corresponding entries are made in the stock register of the Company. If the Convertible Note Warrants evidenced by any Warrant Certificate are exercised in part, the Company shall, at the time of delivery of the share certificate or share certificates, deliver to the holder thereof a new Warrant Certificate evidencing the Convertible Note Warrants that were not exercised or surrendered, which shall in all respects (other than as to the number of Convertible Note Warrants evidenced thereby) be identical to the Warrant Certificate being exercised. Any Warrant Certificates surrendered upon exercise of Convertible Note Warrants shall be canceled by the Company.

(e) Cashless Exercise.

7.e.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 7 (b) the Holder shall have the right (but not the obligation) to pay the Exercise Price for the shares of Common Stock being purchased with this Convertible Note Warrant Agreement upon exercise by the surrender to the Company of any exercisable but unexercised portion of this Convertible Note Warrant having a "Value" (as defined below), at the close of trading on the last trading immediately preceding the exercise of this Warrant, equal to the Exercise Price multiplied by the number of shares being purchased upon exercise ("Cashless Exercise Right"). The sum of (a) the number of shares being purchased upon exercise of the non-surrendered portion of this Convertible Note Warrant pursuant to this Cashless Exercise Right and (b) the number of shares underlying the portion of this Convertible Note Warrant being surrendered, shall not in any event be greater than the total number of shares of Common Stock purchasable upon the complete exercise of this Convertible Note Warrant if the Exercise Price were paid in cash. The "Value" of the portion of the Convertible Note Warrant being surrendered shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares underlying the portion of this Convertible Note Warrant being surrendered from (b) the Market Price of the shares multiplied by the number of shares underlying the portion of this Convertible Note Warrant being surrendered. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or SmallCap Market or OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

7.e.2 Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Election to Purchase form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such Cashless Exercise Right.

7.e.3 Validity. The foregoing provisions of this Section shall not apply if the securities to be issued upon exercise of the Cashless Exercise Right may not be validly issued under the laws of the jurisdiction of incorporation of the Company.

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8. Adjustment of Number of Warrant Shares Issuable Upon Exercise and Adjustment of Exercise Price.

(a) Stock Dividends, Subdivisions and Combinations. If at any time after the date hereof the Company shall: (i) pay a dividend, or make any other distribution of, additional shares of Common Stock to all holders of its Common Stock (other than pursuant to the exercise of Convertible Note Warrants); subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of Warrant Shares for which each Convertible Note Warrant is exercisable immediately after the occurrence of any such event shall be proportionately increased in the case of (i) and (ii) above and proportionately decreased in the case of (iii) above.

(b) Certain Other Distributions. If at any time after the date hereof the Company shall make any dividend, or any other distribution by the Company to the holders of its Common Stock, of any shares of capital stock of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants, convertible securities or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a capital reorganization, reclassification, merger or consolidation to which Paragraph 8.(c) applies, or (ii) of any common stock referred to in Paragraph 8.(a), then (x) the number of Warrant Shares for which each Convertible Note Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which one Convertible Note Warrant is exercisable immediately prior to such distribution by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the time of such distribution and (B) the denominator of which shall be the Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property so distributed.

(c) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination or reverse split of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), except in the case of a merger -5- or consolidation to which clause (i) of the last sentence of this Paragraph 8.(c) applies, each Convertible Note Warrant, effective at the close of business on the date such reorganization, reclassification, consolidation, or merger shall become effective, shall thereafter be exercisable for the kind and number of shares of stock or other securities or property, (including cash) receivable upon the consummation of such reorganization, reclassification, consolidation or merger, by a holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Convertible Note Warrant and otherwise shall have the same terms and conditions applicable immediately prior to such time of such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Corporation shall not effect any such reorganization, reclassification, consolidation or merger unless, (i) in the case of a merger or consolidation in which the consideration receivable upon consummation of such merger or consolidation by a holder of shares of Common Stock consists solely of cash, either (x) simultaneously with the consummation thereof, the Corporation shall pay to the Holder of the Warrant Certificate evidencing such Convertible Note Warrants an amount in cash equal to (A) the amount in cash that would be received upon such consummation by a holder of the number of shares of Common Stock deliverable (immediately prior to such consummation) upon exercise of such Convertible Note Warrants less (B) the Exercise Price or (y) the Exercise Price for any Convertible Note Warrant exceeds the amount in cash that would be so received or (ii) in all other cases, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, or merger shall assume, by written instrument, the obligation to deliver to the holders of this Convertible Note Warrant such shares of stock, securities or property, including cash, which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon such exercise.

(d)  Exercise Price Adjustment. Whenever the number of Warrant Shares into which a Convertible Note Warrant is exercisable is adjusted as provided in Paragraphs 8.(a) and 8.(b), the Exercise Price payable upon exercise of the Convertible Note Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which such Convertible Note Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such Convertible Note Warrant was exercisable immediately thereafter.

(e)  Notice of Certain Events, Upon the occurrence of any event resulting in an adjustment in the number of Warrant Shares (or other stock or securities or property) receivable upon the exercise of the Convertible Note Warrants or the Exercise Price, the Company shall promptly thereafter (i) compute such adjustment in accordance with the terms of the Convertible Note Warrants, (ii) prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and (iii) promptly mail copies of such certificate to each Warrant holder.

9.  Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued share capital, the aggregate number of the Warrant Shares deliverable upon the exercise of all outstanding Convertible Note Warrants, for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon the due and punctual exercise of the Convertible Note Warrants, through 5:00 p.m., New York City time, on the Warrant Expiration Date.

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10.  No Impairment. The Company shall not, by amendment of its organizational documents, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the Convertible Note Warrants or this Convertible Note Warrant Agreement, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrant holder under the Convertible Note Warrants and this Convertible Note Warrant Agreement against wrongful impairment. Without limiting the generality of the foregoing, the Company: (i) shall not set or increase the par value of any Warrant Shares above the amount payable therefor upon exercise, and (ii) shall take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Convertible Note Warrants.

11.  No Rights or Liabilities as Shareholder. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed the holder of Shares which may at any time be issuable on the exercise of the Convertible Note Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of Common Stock, reclassification of Common Stock, change of par value or change of Common Stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt and collection of the Exercise Price and any other amounts payable upon such exercise by the Company. No provision hereof, in the absence of affirmative action by Warrant holder to purchase Warrant Shares shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12.  Fractional Interests. Notwithstanding the provisions of the Articles of Incorporation of the Company, the Company shall not be required to issue fractional shares of Common Stock upon exercise of the Convertible Note Warrants or to distribute certificates that evidence fractional shares of Common Stock. If any fraction of a Warrant Share would, except for the provisions of this Paragraph 12, be issuable on the exercise of a Warrant, the number of Warrant Shares to be issued by the Company shall be rounded to the nearest whole number, with one-half or greater being rounded up, and less than one-half being rounded down.

13.  Additional Definitions. Unless the context otherwise requires, the terms defined in this Paragraph 13, whenever used in this Convertible Note Warrant Agreement shall have the respective meanings hereinafter specified and words in the singular or in the plural shall each include the singular and the plural and the use of any gender shall include all genders.

(a)  "Affiliate" shall mean, with respect to any Person, any officer or director of such Person, or any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

(b)  "Business Day" shall mean any day other than a Saturday or a Sunday or any day on which banks located in New York, New York are authorized or obligated to close.

(c)  "Common Stock" means the common stock, par value $.001 per share, of the Company.

(d)  "Current Market Value" per share of Common Stock or any other security on any date of determination means: (i) the average of the daily closing sale prices for each of 15 trading days immediately preceding such date (or such shorter number of days during which such security has been listed or traded), if the security has been listed on the New York Stock Exchange, the American Stock Exchange or other national securities exchange or the NASDAQ National Market for at least 10 trading days prior to such date; (ii) if such security is not so listed or traded, the average of the daily closing bid prices for each of the 15 trading days immediately preceding such date or such shorter number of days during which such security had been quoted), if the security has been quoted on a national over-the-counter market for at least 10 trading days; and (iii) otherwise, the value of the security most recently determined as of a date within the six months preceding such day by the Board of Directors of the Company in good faith,

(e)  "Person" shall mean any corporation, association, partnership, joint venture, trust, organization, business, individual, government or political subdivision thereof or governmental body,

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14. Miscellaneous.

(a)  Additional Parties. The parties hereto agree that subsequent Persons who purchase Convertible Note Units by executing a Subscription Agreement shall, upon execution of a counterpart signature page hereto, be added as a party to this Convertible Note Warrant Agreement and have all rights and privileges of a Warrant holder and be subject and bound by all the terms and conditions hereof as if such subsequent party was one of the Warrant holders on the date hereof.

(b)  Amendments and Waivers, This Convertible Note Warrant Agreement ma)/ be supplemented or amended only by a subsequent writing signed by each of the parties hereto (or their successors or permitted assigns), and any provision hereof may be waived only by a written instrument signed by the party charged therewith,

(c)  Counterparts. This Convertible Note Warrant Agreement may be executed in counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(d)  Entire Agreement. This Convertible Note Warrant Agreement and the other documents, instruments and agreements executed in connection herewith constitute the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them as to the subject matter hereof.

(e)  Governing Law. THIS CONVERTIBLE NOTE WARRANT AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS, RULES OR PRINCIPLES.

(f)  Jurisdiction and Venue. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS CONVERTIBLE NOTE WARRANT AGREEMENT SHALL BE BROUGHT IN THE COURTS OF KINGS COUNTY IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE NEW YORK CITY DISTRICT OF NEW YORK. THE PARTIES HEREBY ACCEPT THE EXCLUSIVE JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING RISING OUT OF OR RELATING TO THIS SUBSCRIPTION CONVERTIBLE NOTE WARRANT AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN ANY OF THE ABOVE DESCRIBED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN KINGS COUNTY, NEW YORK, HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES, FURTHER, CONSENT TO SERVICE OF PROCESS IN ANY SUCH ACTION OR LEGAL PROCEEDING BY MEANS OF REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE OF THE ADDRESS SET FORTH IN THE CONVERTIBLE NOTE EXECUTED BY SUCH PARTY OR SUCH OTHER ADDRESS AS EITHER PARTY MAY FURNISH IN WRITING TO THE OTHER, PROVIDED PROCESS IS ACTUALLY RECEIVED.

(g)  Notices. Unless otherwise provided, any notice required or permitted by this Convertible Note Warrant Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the United States mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address as set forth in the Convertible Note Unit Securities Purchase Agreement executed by such party or as subsequently modified by written notice.

(h)  Sections and Headings. The sections and headings used in this Convertible Note Warrant Agreement are used for convenience only and are not to be considered in construing or interpreting this Convertible Note Warrant Agreement.

(i)  Severability. If one or more provisions of this Convertible Note Warrant Agreement are held to be unenforceable under applicable law, such provision shall be automatically reformed so as to be enforceable while as nearly as possible preserving the original intent of the parties.

(j)  Successors and Assigns. Except as otherwise provided in this Convertible Note Warrant Agreement, the terms and conditions of this Convertible Note Warrant Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Convertible Note Warrant Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Convertible Note Warrant Agreement, except as expressly provided in this Convertible Note Warrant Agreement.

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(k)  Termination. This Convertible Note Warrant Agreement (other than Paragraph 7.(b) and Paragraph 14, and all related definitions, all of which shall survive such termination) shall terminate on the earlier of (i) the Warrant Expiration Date and (ii) the date on which all Convertible Note Warrants have been exercised.

15. Registration Rights.

The Warrant holder shall have such registration rights with respect to the number of shares of Common Stock issuable upon exercise of the Convertible Note Warrants (the "Registrable Securities") as is set forth in the Registration Rights Agreement among the Company and the Warrant holder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Convertible Note Warrant Agreement on and as of the Effective Date.

FUTURE NOW, INC.

By:
Jeffrey Eisenberg, CEO

[Warrant holder Counterpart Signature Page to Follow]

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Warrant holder Counterpart Signature Page

WARRANTHOLDER: Name of Warrant holder

By:
Signature

Title: ________________(If Applicable)

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EXHIBIT 1

FORM OF WARRANT CERTIFICATE

NEITHER THIS SECURITY NOR THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, SUCH COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FORM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, A CONVERTIBLE NOTE WARRANT AGREEMENT BY AND BETWEEN FUTURE NOW, INC. AND THE WARRANT HOLDERS SIGNATORY THERETO OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE; (i) OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (ii) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (iii) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

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WARRANT NUMBER 10	NUMBER OF CONVERTIBLE NOTE WARRANTS 8,000

WARRANT CERTIFICATE

FUTURE NOW, INC.

This Warrant Certificate certifies that James Cavallo, a individual, or its registered assigns, is the registered holder of 8,000 Convertible Note Warrants (the "Warrant holder") to purchase a number of shares (the "Warrant Shares") of the common stock, par value $.001 per share (the "Common Stock") of Future Now, Inc. (the "Company"). Each Convertible Note Warrant entitles the holder to purchase from the Company that number of Warrant Shares equal to the product obtained by multiplying the quotient obtained by multiplying one (1) by the number of Convertible Note Warrants represented hereby at the price (the "Exercise Price") of Seventy-Five cent ($0.75) per Warrant Share in accordance Paragraph 7 of the Convertible Note Warrant Agreement (the "Convertible Note Warrant Agreement"), between the Company and Warrant holders signatory thereto. Each Convertible Note Warrant shall entitle the holder thereof, subject to the satisfaction of the conditions to exercise set forth in Paragraph 7 of the Convertible Note Warrant Agreement, to purchase, on or prior to 5:00 p.m., New York City time, on March 5, 2014 (the "Warrant Expiration Date"), that number of Warrant Shares equal to the quotient obtained by multiplying one (1) by the number of Convertible Note Warrants represented hereby at the price (the "Exercise Price") of Seventy-Five Cents ($0.75) per Warrant Share. Any and all rights of exercise hereof shall expire on the Warrant Expiration Date. The number of Warrant Shares issuable under this Convertible Note Warrant Certificate and the Exercise Price are subject to adjustment pursuant to Paragraph 8 of the Convertible Note Warrant Agreement.

The Convertible Note Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Convertible Note Warrants to purchase Warrant Shares and are issued pursuant to a Convertible Note Warrant Agreement, which Convertible Note Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities there under of the Company and Warrant holder.

Warrant holder may exercise Convertible Note Warrants in accordance herewith and with the Convertible Note Warrant Agreement by surrendering this Warrant Certificate, with the Election to Purchase, in the form attached hereto, properly completed and executed, together with payment of the aggregate Exercise Price, at the offices of the Company. If, after the exercise of Convertible Note Warrants evidenced hereby, the number of Convertible Note Warrants exercised shall be less than all of the Warrant Shares available hereunder, there shall be issued to the Warrant holder hereof or its assignee a new Warrant Certificate evidencing the number of Convertible Note Warrants then remaining.

This Warrant Certificate, when surrendered at the offices of the Company, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Convertible Note Warrant Agreement, for one or more other Warrant Certificates of like tenor evidencing in the aggregate a like number of Convertible Note Warrants.

Warrant holder may transfer the Convertible Note Warrants evidenced by this Warrant Certificate, in whole or in part, only in accordance with Paragraph 5 of the Convertible Note Warrant Agreement.

The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

(Signature Appears Next Page)

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WITNESS the signatures of the duly authorized directors or officers of the Company on this 5th day of March, 2007.

FUTURE NOW, INC.

By:
Jeffrey Eisenberg, CEO

ELECTION TO PURCHASE

Form to be used to exercise Convertible Note Warrants:
(To be executed by the registered Holder to effect a transfer of the within Warrant Certificate):

Future Now, Inc.
246 Creamer Street, 2nd Flr
Brooklyn, NY. 11231
     Date: ________________, 20___

The undersigned hereby elects irrevocably to exercise _____ of the Convertible Note Warrants evidenced by the attached Warrant Certificate to purchase _____ Shares of Common Stock of FUTURE NOW, INC. and hereby makes payment of $________ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant are in accordance with the instructions given below.                  or

The undersigned hereby elects irrevocably to exercise the Cashless Exercise Rights of the Convertible Note Warrants evidenced by the attached Warrant Certificate to purchase ___________ Shares of Common Stock of FUTURE NOW, INC. by surrender of the unexercised portion of the within Convertible Note Warrants (with a "Value" of $____________ based on a "Market Price" of $_________). Please issue the Common Stock in accordance with the instructions given below.

Name of holder of Warrant Certificate:

PRINT ADDRESS:

FED TAX ID #, IF APPLICABLE

Signature

If said number of Convertible Note Warrants is less than the number of Convertible Note Warrants then unexpired pursuant to the Convertible Note Warrant Agreement and as evidenced by the Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the unexpired number of Convertible Note Warrants then evidenced by this Warrant Certificate be registered in the name of____________________________________ whose address is_______________________________________________________________________________, and that such Warrant Certificate be delivered to _________________________________________whose address is_____________________________________________________________________________________.

Note: The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and if the certificate evidencing the Warrant Shares or any Warrant Certificate representing Convertible Note Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature above must be guaranteed.

Signature Guaranteed:	Dated: _______________, 20___.

ASSIGNMENT

Form to be used to assign Convertible Note Warrants:
(To be executed by the registered Holder to effect a transfer of the within Warrant Certificate):

Future Now, Inc.
246 Creamer Street, 2nd Flr
Brooklyn, NY. 11231

Date: ________________, 20___

FOR VALUE RECEIVED, __________________________________________________________
does hereby sell, assign and transfer unto _________________________________________, ______ Convertible Note Warrants evidenced by the attached Warrant Certificate, together with all right, title and interest therein and does hereby authorize the Company to transfer such right on the books of the Company and to execute a new Warrant Certificate in the name of _______________________________, whose address is________________________________________ evidencing the number of Convertible Note Warrant so sold, assigned and transferred hereby. If the number of Convertible Note Warrants sold, assigned or transferred hereunder is less than the unexpired number of Convertible Note Warrants evidenced by the attached Warrant Certificate, then the undersigned requests that a new Warrant Certificate for an amount of Convertible Note Warrants equal to the unexpired number of Convertible Note Warrants evidenced by the attached Warrant Certificate that were not sold, transferred or assigned be registered in the name of the undersigned.

Name of holder of Warrant Certificate:

(Please Print) Address:

Federal Tax Identification Number:

(if applicable)

Signature

Note: The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and such signature must be guaranteed.

Signature Guaranteed:

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of this __ day of ____, 2007, is by and between Future Now, Inc., a Delaware Corporation (the “Company”), and the person whose name appears on the signature page attached hereto (individually a “Holder” and collectively, with the holders of other securities issued in the Offering (as defined below), the “Holders”).

WHEREAS, pursuant to a Subscription Agreement the Company has offered (the “Offering”) to sell up to $1,500,000 in 10.5% promissory notes (the “Notes”), convertible into shares of the Company’s common stock (the “Shares” or the “Common Shares”), each $50,000 in Notes also includes the issuance of seven year warrants to purchase 16,000 shares of Common Stock, or like security issued in a Qualified Financing or Acquisition, at an exercise price of $0.75 per share (the “Warrants” along with the Notes per $50,000 investment, a (the “Unit”). Through an over-allotment option, the Company may elect to sell up to an additional 10 units in the Offering for a total of $500,000;

WHEREAS, pursuant to the terms of and in order to induce the Holders to enter into certain Subscription Agreement between the Company and the Holder (the “Subscription Agreement”) to purchase Units, the Company and each Holder have agreed to enter into this Agreement setting forth the registration rights to be granted with respect to the shares of Common Stock issued, or issueable to each holder upon conversion of the Shares and/or Warrants, issued to each Holder pursuant to the Subscription Agreements (the “Registrable Securities”); and

WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holders of the Units;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Subscription Agreement, the Company and the Holder hereby agree as follows:

1. Registration Rights

(a) Piggyback Registration Rights. If the Company at any time proposes to register any of its equity securities under the Securities Act of 1933, as amended (the “1933 Act”), for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public, a registration statement on Form S-3 to be filed by the Company to register securities issued in consideration for an acquisition, a registration statement on Form S-1 covering solely an employee benefit plan or a registration statement relating to a dividend reinvestment plan), it will give written notice at such time to each Holder. Upon the written request of each Holder, given within twenty (20) days after receipt of any such notice by the Company, to register any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request); provided that nothing herein shall prevent the Company from abandoning or delaying any such registration at any time. In the event that any registration pursuant to this Section 1(a) shall be, in whole or in part, an underwritten public offering of equity securities, any request by a Holder pursuant to this Section 1(a) to register Registrable Securities shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the equity securities otherwise being sold through underwriters under such registration. The number of shares of Registrable Securities to be included in such an underwriting may be reduced (pro rata among all persons or entities having registration rights), if and to be the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however that except in the case of the Company's initial public offering of Common Stock (in which the number of shares to be offered on behalf of selling shareholders may be reduced to zero) or in the case of an underwritten offering of an equity security other than Common Stock (in which the number of shares to be offered on behalf of selling shareholders may also be reduced to zero), in no event shall the number of shares to be registered on behalf of selling Holders be less than twenty percent (20%) of the aggregate number of shares to be offered in such underwriting. If the offering covered by this Section 1(a) shall be an underwritten public offering, the Company shall designate the managing underwriter of such offering. In the event of any such reduction or cutback in the number of Registrable Securities to be registered, or in the event that the Company abandons any such registration prior to the effective date thereof, the Holders shall continue to maintain the rights provided by this Section 1, subject to the termination provisions of this Agreement.

(b) Cooperation with the Company. The Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its commercially reasonable best efforts to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement and shall use its commercially reasonable best efforts to cause such registration statement to become effective and remain effective until (i) all the Registrable Securities covered thereby (the “Covered Securities”) are sold or (ii) all Holders (other than “Affiliates” of the Company, as such term is defined in Rule 144 under the 1933 Act) are eligible to take advantage of the provisions of Rule 144(k) under the 1933 Act with respect to all the Registrable Securities (held by persons other than Affiliates) or (iii) two years from the date on which such registration statement is declared effective, whichever is earliest;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement;

(c) furnish to each Holder of the Covered Securities such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

(d) use its commercially reasonable best efforts to register and qualify the Covered Securities under such other securities or blue sky laws of such jurisdictions as the Holders of a majority of the Covered Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holders to consummate the public sale or other disposition in such jurisdictions of the Covered Securities owned by such Holders, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or to submit itself to taxation in any jurisdiction which otherwise does not have the right to tax the Company;

(e) use its commercially reasonable best efforts to list such securities on any securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange; and

(f) notify each Holder of Covered Securities, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

3. Withdrawal Obligation. By including any Covered Securities in any registration statement covered hereby, each Holder agrees that (x) the Company shall have the right to delay effecting any registration covered hereby in order to allow the Company to delay disclosure of sensitive information until such time as the Company is otherwise required to make such disclosure, and (y) the Holder shall refrain from selling any Registrable Securities if requested to do so by the Company, provided that (1) such request shall only be made in order to defer disclosure of sensitive information until the Company is otherwise required to make such disclosure and (2) the Holder is not required to refrain from selling for a period of more than thirty (30) days in any ninety (90) day period.

4. Expenses. All expenses incurred in any registration of the Holders' Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registrable Securities under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d); provided, however, that the Company shall not be liable for (a) any discounts or commissions payable to any underwriter; (b) any stock transfer taxes incurred with respect to Registrable Securities sold on behalf of the Holder thereof; or (c) the fees and expenses of counsel for any Holder.

5. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement;

(a) Company Indemnity. (i) Without limitation of any other indemnity provided to any Holder, either in connection with the Offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, counsel, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the “Exchange Act”) (collectively, the “Indemnified Holders”)), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law (collectively, the “Claims”), insofar as such Claims (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Indemnified Holder for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Indemnified Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by or on behalf of any such Indemnified Holder.

(ii)  The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Violation or alleged Violation made in any preliminary prospectus if (A) such Indemnified Holder failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (B) the prospectus would have corrected such untrue statement or omission.

(iii) In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Violation or alleged Violation in a prospectus, (A) if such Violation or alleged Violation is corrected in an amendment or supplement to such prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

(b) Holder Indemnity. Each Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, stockholders, representatives and partners, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any Claims (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and each such Holder shall reimburse the Company and each such affiliate, counsel, officer, director, stockholder, representative or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such Claim insofar as such Claims (or actions and respect thereof) arise out of or are based upon (i) written information provided by or on behalf of such Holder to the Company expressly for inclusion in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) any sale by such Holder after receipt from the Company of the notice described in Section 2(f) hereof and prior to acceptance from the Company of an amended or supplemental prospectus; provided, however, that the maximum amount which may be recovered from each Holder pursuant to the indemnification granted under clause (i) in this paragraph shall be limited to the amount of proceeds received by such Holder from the sale of Registrable Securities by such Holder pursuant to such registration statement.

(c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement; provided, however, that the indemnifying party shall not be required to indemnify the indemnified party for the amount of a judgment in excess of the amount of any previous settlement offer by the plaintiff that was rejected by the indemnified party over the objection of the indemnifying party.

If an indemnified party notifies an indemnifying party in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party as permitted by the provisions of the preceding paragraph, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party. The foregoing notwithstanding, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified party and any other indemnified parties (which firm shall be designated in writing by such indemnified parties) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

Any indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Claim referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Agreement (other than as described in Section 5(b)(ii) hereof) shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Claim or any substantially similar Claim arising from the sale of such Registrable Securities).

(e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement. Any purported assignment in violation of this provision shall be null and void.

6. Assignment of Registration Rights. The rights of the Holders under this Agreement, including the rights to cause the Company to register Registrable Securities, may not be assigned without the written prior consent of the Company.

7. Lock-up. The Holder agrees that in connection with the Company’s initial public offering, if any, the Holder shall execute such lock-up agreement as shall be proposed by the Company’s managing underwriter, provided that such lock-up agreement is no more restrictive than the lock-up agreement executed generally by the Company’s directors and executive officers.

8. Notices.

(a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telecopied or telexed with confirmation of receipt or delivered by hand or by overnight delivery service, (i) if to the Company at Future Now, Inc., 2401 East 23rd Street, Brooklyn, NY 11231 Attention: Jeffrey Eisenberg, CEO, or at such other address as it may have furnished in writing to the Holders of Registrable Securities at the time outstanding, or (ii) if to any Holder of any Registrable Securities, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

(b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given five days after so mailed, when telecopied or telexed shall be deemed to be given when transmitted if transmitted during business hours on a business day or on the next succeeding business day if transmitted other than during business hours on a business day, or when delivered by hand or overnight shall be deemed to be given when delivered.

9. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each of the Holders.

10. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Registrable Securities; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Registrable Securities or reduce the amount of reimbursable costs to any Holder of Registrable Securities in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Registrable Securities, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Registrable Securities. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

11. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

13. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

14. Pronouns; Headings. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and if in the singular shall include the plural, and in the plural, the singular. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of first provided above

Future Now, Inc.

By:
Jeffrey Eisenberg, CEO

[Counterpart Signature Page to Follow]

Counterpart Signature Page to Registration Rights Agreement

HOLDER:

By:

Print Name and Title

Principal Residence or Executive Office

SUBSCRIPTION DOCUMENT

AND

ACCREDITED INVESTOR QUESTIONNARIE

FUTURE NOW, INC.

Total Offering:

$1,500,000 in 10.5% Convertible Promissory Notes
& 480,000 Warrants (Offered in 30 Units of $50,000 Notes and 16,000 Warrants)

Name of Purchaser: _____________________

Offering Log #: ___________

Future Now, Inc.

SUBSCRIPTION DOCUMENT

1.   Instructions to Subscribers for Units

For those persons and entities who wish to subscribe for Units, set forth below is certain information which is intended to enable subscribers to more easily and quickly complete the necessary subscription documents.

Subscription Agreement:

Complete and sign the signature page for individuals, on page 10, or for organizations, on page 11, whichever is appropriate; and

Accredited Investor Questions:

Be sure to initial the relevant sections of item (2) (d) represented the Accredited Investor Status, page 4 or 5, whichever is appropriate.

Payment for Subscription:

Payment for the number of Units subscribed for should accompany the executed documents described above and should be in the form of a check payable to “John Kaiser, Esq. Attorney Trust Account for Future Now, Inc.”

The aforementioned documents, executed and completed as described above, must be promptly delivered to Southridge Investment Group, LLC, 90 Grove Street, Ridgefield, CT 06877. Attn: William Schloth (i.e., complete, execute and return the Subscription Agreement) together with the purchase price for the number of Units for which you are subscribing. It is suggested that the foregoing be sent by Overnight Express or Express Mail.

NOTE: If you wish to wire your subscription funds, kindly wire same to:

Bank Name:	Peoples Bank
ABA#:	221-172-186
ACCT#:	0027011182
Acct Name:	Kaiser, LLC. Attorney Trust Account for Future Now, Inc.

SUBSCRIPTION AGREEMENT

Future Now, Inc.
246 Creamer Street, 2nd Flr
Brooklyn, NY. 11231

Ladies and Gentlemen:

Future Now, Inc, a Delaware corporation (the "Company"), desires to sell up $1,500,000 in 10.5% promissory notes payable semi-annual in arrears (“Notes”), convertible into shares of the Company’s common stock (the “Shares” or the “Common Stock”), each $50,000 in Notes to include the issuance of seven year warrants to purchase 16,000 shares of Common Stock, or like security issued in a Qualified Financing or Acquisition, at an exercise price of $0.75 per share (the “Warrants” and along with the Notes per $50,000 investment, a “Unit”) (the “Offering”). Through an over-allotment option, the Company may elect to sell up to additional 10 units in the Offering for a total of $500,000. The Notes shall be redeemed at the earlier of either (i) repayment from the sales escrow redemption feature (the “Redemption Feature”) or; (ii) three years from the date of issuance or; (iii) a financing transaction of at least $2,500,000 (the “Qualified Financing”), or (iv) the closing of a material acquisition of the Company, whether by merger, recapitalization, sale of assets or other similar material transaction (an “Acquisition”). At the Note holder’s option, all, or a portion of, the principal and accrued interest on the Notes may be converted into shares of the Company’s Common Stock along with a Qualified Financing or Acquisition. The number of shares into which the Notes are convertible into will equal the quotient of the converted principal and interest divided by the lower of; (i) the price per share issued in a Qualified Financing or Acquisition, at a 20% discount, or (ii) $3.25. If the holder elects the conversion option the minimum number of shares each Unit will convert into is 15,385 shares of the Company’s Common Stock. As additional protection against repayment of the Notes, under the Redemption Feature, the Company will escrow three and one-half (3.5%) of its gross revenues in a separate bank account and pay-down the Notes, on a semi-annual basis, until such a time that the total principal of has been repaid. Unless the Notes are fully paid off, the first payment under the Redemption Feature will be due within thirty (“30”) days of the 1st anniversary of the Notes and then on a semi-annual basis thereafter.

The minimum investment is $50,000, although the Company may accept, at its discretion, fractional Units. A member will be nominated to the Company’s Board of Directors by; (i) any investor that contributes in excess of $750,000, or (ii) by a majority of the investors once $250,000 is raised. The Offering will close on or before May 15, 2007 but the Company may elect, at its discretion to extend the Offering for an additional 60 days. The Offering is a “best efforts” offering and the Company may use the funds upon acceptance of a subscription. Refer to the attached Exhibit A for a summary of the terms and conditions. Refer to the attached Exhibit B for the Company’s current capitalization table. The undersigned ("Subscriber") desires to purchase the number of Units set forth on the signature page of this Agreement (the "Agreement"). Accordingly, the Company and Subscriber agree as follows:

1. Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Subscriber hereby tenders the amount set forth on the signature page of this Agreement for the purchase of the number of Units set forth on said signature page.

2.  Representations, Warranties, and Agreements of Subscriber. In connection with this subscription, Subscriber hereby makes the following representations, warranties, and agreements and confirms the following understandings, each of which are made or confirmed, as the case may be, with respect to Units subscribed for herein:

(a) Investment Purpose. Subscriber is acquiring Units for Subscriber's own account and for investment purposes only.

(b) Review and Evaluation of Information Regarding the Company.

(i) Subscriber is familiar with the Company’s financial condition and proposed operations. Without limiting the foregoing, the Subscriber acknowledges that the undersigned has reviewed the corporate documents regarding the Company, the power point presentation, and the terms of this Offering.

(ii) In addition to the foregoing, Subscriber acknowledges that Subscriber has conducted, or has been afforded the opportunity to conduct, an investigation of the Company and has been offered the opportunity to ask representatives of the Company questions about the Company’s financial condition and proposed business and that Subscriber has obtained such available information as Subscriber has requested, to the extent Subscriber has deemed necessary, to permit Subscriber to fully evaluate the merits and risks of an investment in the Company. Representatives of the Company have answered all inquiries that Subscriber has put to them concerning the Company and its activities, and the offering and sale of the Units.

(c)  Risks. Subscriber recognizes that the purchase of Units involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Subscriber may not be able to liquidate the investment in the event of an emergency; (ii) transferability is limited; and (iii) in the event of a disposition, Subscriber could sustain a complete loss of the entire investment.

(d) Accredited Investor Status. Subscriber represents that Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, amended (the “Securities Act”). Specifically, the Subscriber is (check appropriate items):

_________ (i) A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act);

_________ (ii)  A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_________ (iii) An insurance company (as defined in Section 2(13) of the Securities Act);

_________ (iv)  An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”);

_________ (v) A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958;

_________ (vi) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its subdivisions for the benefit to its employees, which plan has total assets in excess of $5,000,000;

_________ (vii) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a “Plan Fiduciary”, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

_________ (viii) An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000;

_________ (ix) A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D;

_________ (x) A business development company (as defined in Section 2(a)(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940);

_________ (xi) A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Shares having total assets in excess of $5,000,000;

_________ (xii) Any executive officer or director of the Company;

_________ (xiii) An individual having an individual net worth or a joint net worth with spouse at the time of purchase in excess of $1,000,000;

_________ (xiv) An individual whose net income was in excess of $200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his net income to reach such level in the current year;

_________ (xv)  A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares whose purchase is directed by a sophisticated person (i.e., person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of any securities); or

_________ (xvi) Any entity in which all of the entity owners are “accredited investors.”

(e) Subscriber's Financial Experience. Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company or, if he or she has utilized the services of a purchaser representative, together with such representative, are sufficiently experienced in financial and business matter to be capable of evaluating the merits and risks of an investment in the Company.

(f) Suitability of Investment. Subscriber has evaluated the merits and risks of Subscriber's proposed investment in the Company, including those risks particular to Subscriber's situation, and has determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber can bear a complete loss of Subscriber's investment. Further, Subscriber will continue to have, after making an investment in Units, adequate means of providing for Subscriber's current needs, the needs of those dependent on Subscriber, and possible personal contingencies. Subscriber specifically represents that he or she has a net worth at least five times greater than the investment made herein.

(g) Exempt Offering. Notwithstanding that the Company intends to register the Shares underlying the Units for resale, Subscriber understands that the sale of Units is not being registered on the basis that this issuance is exempt from registration under the Securities Act, and the applicable state securities laws, and the rules and regulations promulgated thereunder, and that reliance on such exemptions is predicated, in part, on Subscriber's representations and warranties contained in this Agreement.

(h) Limitations on Disposition. Subscriber understands that there are substantial restrictions on the transferability of the Shares underlying the Units pursuant to the Securities Act; the Shares underlying the Units will not be, and, except as provided in Section 3 herein, Subscriber has no right to require that the Shares underlying the Units be registered under the Securities Act; and, accordingly, Subscriber may have to hold the Shares underlying the Units for an indefinite period of time until the Shares underlying the Units have been registered by the Company or are subject to an exemption from registration. Subscriber represents that Subscriber can afford to hold the Shares underlying the Units for an indefinite period of time. Subscriber further understands that an opinion of counsel and other documents may be required to transfer the Shares underlying the Units. Subscriber acknowledges that the Shares underlying the Units shall bear the following, or a substantially similar, legend:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

(i)  Absence of Official Evaluation. Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Company, or any recommendation for or endorsement of the Units offered hereby.

(j)  Additional Financing. Subscriber further acknowledges that nothing hereunder shall preclude the Company from seeking and/or procuring additional equity and/or debt financing.

(k)  Nonreliance. Subscriber is not relying on the Company or any representation contained herein or in the documents referred to herein with respect to the tax and economic effect of Subscriber's investment in the Company.

(l)  Acceptance. Subscriber acknowledges that the Company shall, in its sole discretion, have the right to accept or reject this subscription, in whole or in part, for any reason or for no reason. If Subscriber’s subscription is accepted by the Company, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents necessary in the opinion of the Company to complete his subscription and become a shareholder of the Company.

(m)  Authority to Enter into Agreement. Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform Subscriber's obligations hereunder.

(n)  Entity as a Subscriber. If Subscriber is a corporation, partnership, trust, or other entity, (i) Subscriber is authorized and qualified to become a shareholder of, and is authorized to, make its investment in the Company; (ii) Subscriber has not been formed for the purpose of acquiring an interest in the Company; (iii) Subscriber has not been in existence for less than 90 days prior to the date hereof; and (iv) the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(o)  Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Subscriber is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive Subscriber's death or disability or any assignment of Units. Subscriber further agrees that Subscriber may not transfer or assign Subscriber's rights under this Agreement, and Subscriber understands that, if Subscriber's subscription is accepted, the transferability of Shares will be restricted.

(p)  Obligation. This Agreement constitutes a valid and legally binding obligation of Subscriber and neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a violation of or default under, or conflict with, any judgment, decree, statutes or regulation of any governmental authority applicable to Subscriber, or any contract, commitment, agreement, or restriction of any kind to which Subscriber is a party or by which Subscriber's assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable laws, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Subscriber.

(q)  Required Approvals. No approval, authorization, consent, order, or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Subscriber or the purchase of the Units.

(r)  No General Solicitation. Subscriber is not subscribing for Units because of or following any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than an authorized representative of the Company.

3. Representations, Warranties and Agreements of the Company. In connection with this subscription, the Company makes the following representations, warranties and agreements and confirms the following understandings:

(a) Company's Good Standing. The Company is a corporation organized and validly existing under the laws of the State of Delaware, and it has all corporate authority and power to conduct its business and to own its properties.

(b) Legal and Other Proceedings. Neither the Company, nor any of its affiliates or its executive officers or directors (in their capacity as executive officers or directors), is a party to any pending or, to the best knowledge of the Company, threatened, or unasserted but considered by it to be probable of assertion, claim, action, suit, investigation, arbitration or proceeding, or is subject to any order, judgment or decree that is reasonably expected by management of the Company to have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings or results of operations of the Company. The Company is not, as of the date hereof, a party to or subject to any enforcement action instituted by, or any agreement or memorandum of understanding with, any federal or state regulatory authority restricting its operations or requiring that actions be taken, and no such regulatory authority has threatened any such action, memorandum or order against the Company and the Company has not received any report of examination from any federal or state regulatory agency which requires that the Company address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

(c) Authorization; Conflict; Valid and Binding Obligation. This Agreement and the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of the Company. The Company has full right, power and capacity to execute, deliver and perform its obligations under this Agreement. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company's execution, delivery and/or performance of this Agreement, other than any filings required by applicable federal and state securities laws. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not violate or conflict with any provision of the Articles of Incorporation, as amended or By-laws of the Company, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. This Agreement, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

(d) Use of Proceeds. The Company will be using the funds raised in this Offering for general working capital and to pursue its business plan, including, but not limited to, acquiring another business or effecting a business combination.

4. Survival of Representations, Warranties, Agreements and Acknowledgments. The representations, warranties, agreements, and acknowledgments of the Company and Subscriber shall survive the offering and purchase of Units.

5. Indemnification of the Company. Subscriber agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys' fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Subscriber to comply with any covenant or agreement made by it herein or in any other document furnished by it in connection with this subscription.

6. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

(b) Amendments. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(c) Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; on the date delivered by an overnight courier service; on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested, with postage and other fees prepaid) addressed to such addresses as provided herein.

(d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to Subscriber’s benefit and the benefit of Subscriber’s heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties, and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, successors, administrators, legal representatives, and permitted assigns.

(e) Choice of Law; Venue. This Agreement will be interpreted, construed, and enforced in accordance with the laws of the State of New York, without giving effect to the application of the principles pertaining to conflicts of laws. Any proceeding arising between the parties in any manner pertaining or relating to this Agreement shall, to the extent permitted by law, be held in New York.

(f) Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

(g) Severability. The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

(h) Enforcement. Should it become necessary for any party to institute legal action to enforce this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses, and costs.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(j) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

Future Now, Inc.

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE FOR INDIVIDUALS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of this ____ day of ___________________, 2007.

Total Number of Units Subscribed for: _______________

Total Purchase Price: $__________

(Signature of Subscriber)	(Signature of Spouse or Joint Tenant, If Any)

(Print Name of Subscriber)	(Print Name of Spouse or Joint Tenant, If Any)

(Address)	(Address)

(Telephone Number)	(Telephone Number)

(Social Security Number)	(Social Security Number)

(Date)	(Date)

Note: If two purchasers are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in full accordance with applicable laws or regulations):

_________	JT TEN:	As joint tenants with right of survivorship and not as tenants in common.
_________	TEN COM:	As tenants in common.
_________	TENENT:	As tenants by the entireties.

Future Now, Inc.

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE FOR CORPORATIONS, TRUSTS, PARTNERSHIPS OR RETIREMENT PLANS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of this ____ day of ___________________, 2007.

Total Number of Units Subscribed for: _______________

Total Purchase Price: $__________

(Signature of Subscriber)

(Print Name of Subscriber)

(Address)

(Telephone Number)

(Social Security Number)

(Date)

(Federal Employer Identification Number or Other Tax Identification Number)

[TO BE COMPLETED BY THE COMPANY]

Subscription Acceptance Page

Future Now, Inc.

APPROVED AND ACCEPTED in accordance with the terms of this Subscription Agreement on this ____ day of _________________, 2007.

On behalf of Future Now, Inc.

By:

Print Name:

Title:

EXHIBIT A: SUMMARY TERM SHEET

This term sheet summarizes the principal terms of the proposed bridge financing of Future Now Inc. (the “Company”) of Convertible Promissory Notes (“Notes”), and warrants to purchase certain securities of the Company (“Warrants”). This term sheet has been incorporated by reference into the Company’s subscription agreement and as such does not constitute either an offer to sell or an offer to purchase securities on a standalone basis.

Securities:
Issued in Units (“Unit”), each unit consisting of; $50,000 Face Value Promissory Notes and Warrants to Purchase 16,000 shares of the Company’s Common Stock (or like security issued in a Qualified Financing or Acquistion), at $0.75 per share. If the Note conversion option is elected, each Unit will convert into a minimum of 15,385 shares of the Company’s Common Stock at $3.25 per share

Financing Amount:
Up to $1,500,000 in aggregate principal amount of Notes to be funded in tranches provided that the principal amount of each tranche shall not be less than $50,000. The Company may elect to accept up to an additional $500,000 in principal amount of Notes under an over-allotment option.

Use of Proceeds:
The net proceeds of the Offering (after legal, placement and other fees) will be used for further product development and market launch, marketing, advertising, human resources hiring and for general recurring working capital purposes. No proceeds will be used for the repayment of any existing debt.

Documents:	The investment shall be made pursuant to a Note and Warrant Purchase Agreement. Investors will complete Subscription Agreement and Accredited Investor Questionnaire.

The Notes:

Maturity:
Unless otherwise paid off through the Gross Sales Escrow Account, all the principal and interest on the Notes will be due and payable upon the earlier of (i) upon demand made any time after the date that is 36 months from initial issuance of a Note, (ii) the date upon which the Company completes the sale of Common Stock (or like security) for aggregate gross proceeds of at least $2.5 million (a “Qualified Financing”), or (iii) the closing of an acquisition of the Company, and Change of Control, as defined, whether by material merger, reorganization, sale of assets or other similar material transaction (an “Acquisition”). Note; (ii), (iii) and (iv) collectively referred to as “Maturity Events.”

Interest Rate:	Interest shall accrue on all outstanding principal amounts of the Notes at a rate of 10.5% per annum based on a 365-day year. Interest shall be due and payable semi-annually, in arrears.
Conversion:

At the Note holder’s option, all or a portion of, the principal and accrued interest on the Notes may be converted into shares of Common Stock (or a like security); (i) issued in a Qualified Financing at the closing of the Qualified Financing (determined as if such conversion were gross proceeds to the Company of such financing); or (ii) at the market value of an Acquisition. The number of shares into which the Notes are convertible will be equal the quotient of the converted principal and interest divided by the Lower or (i) the price per share issued in the Qualified Financing or the Acquisition, at a 20% discount or (ii) $3.25. Each Note shall also convert into securities of the Company on any other terms agreed upon by the Company and the holders of a majority of the outstanding principal amount of the Notes (a “Majority”).

Equal Treatment of Holders:	No payments of principal or interest shall be made on any Note unless such payment is made pro-rata to all holders of the Notes.

Transfer Restrictions:	The Notes will not be transferable without the prior written consent of the Company.

Gross Sales Escrow Account:
The Notes will be automatically repaid by the Company on a pro-rata basis through the following: To the extent that the Company generates revenues the holders of the Notes shall receive re-payment of a portion of their investment amount at the end of each semi-annual period until they have received their entire investment amount plus the ten and one-half percent (10.5%) annual coupon. In order to provide for such redemption, the Company will place three and one-half percent (3.5%) of the gross revenues derived by the Company into a separate bank account (the “Redemption Funds”). The Redemption Funds will be distributed pro-rata among the holders of the Notes within thirty (30) business days after the end of each semi-annual measurement period.

The Warrants:

Shares Underlying Warrants:	The Warrants will be exercisable for shares of Common Stock (or like security) issued with a Qaulified Financing or Acquisition.

Number of Shares:	Each Warrant shall be exercisable into one share of the Company’s voting Common Stock (or like security) issued with a Qualified Financing or Acquisition

Exercise Price:	$0.75 per share and contain a cashless exercise option.

Exercise Period:
The Warrants may not be exercised prior to the earlier of any Maturity Event. The Warrants may not be exercised from and after earlier of seven (7) years form the date of issuance or a public offering of the Company’s stock.

Transfer Restrictions:	The Warrants will not be transferable without the prior written consent of the Company.

Other Terms:

Registration Rights:
The Common Stock (or a like security) issuable upon the conversion of the Notes and the exercise of the Warrants will be entitled to “piggyback” registration rights with respect to certain registrations of equity securities of the Company under the Securities Act, subject to underwriter “cutbacks”. There shall be no registration rights for the Common Stock with respect to the Company’s registration statement for an IPO, or in the event that the Company files a registration statement on Form S-4 (mergers) or S-8 (stock option plans). There can be no assurance that the Company will ever file a registration statement to register the Common Stock, or if filed, that such registration statement will become effective, or that once effective, that such effectiveness will be maintained.

Board Representation:	A member will be nominated to the Company’s Board of Directos, by, (i) an investor who subscribes for in excess of $750,000, or (ii) a majority of the investors once $250,000 is raised.

Placement Agent:
The Company has elected to use the services of a Placement Agent. As part of such engagement the Company has agreed to a 10% placement fee, a 2% non-accountable expense allowance as well as placement agent warrants equal to 10% of the capital raised, exercisable over five years at a price equal to $3.25 per shares with standard anti-dilution rights in terms of time and price. No compensation will be received by the Placement Agent if an investor is introduced directly by current management of the Company.